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                                                                      Exhibit 12
                        PXRE GROUP LTD. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (In thousands, except ratios)

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
                                                                                    Year ended December 31,
                                                           ------------------------------------------------------------------------
                                                               2001           2000           1999           1998           1997
                                                           ------------   ------------   ------------   ------------   ------------
Net income                                                 $    (17,967)  $    (10,800)  $    (42,139)  $      2,679   $     44,253
Income taxes                                                     (4,532)       (12,006)       (13,149)        (1,661)        22,198
                                                           ------------   ------------   ------------   ------------   ------------
                                                           $    (22,499)  $    (22,806)  $    (55,288)  $      1,018   $     66,451
Fixed charges:
Interest expense                                                 13,301         13,653         12,705         10,323         11,508
Appropriated portion (1/3) of rentals                               873            953            718            490            378
                                                           ------------   ------------   ------------   ------------   ------------
  Total fixed charges                                            14,174         14,606         13,423         10,813         11,886
                                                           ------------   ------------   ------------   ------------   ------------
(Loss) earnings before income taxes and fixed charges      $     (8,325)  $     (8,200)  $    (41,865)  $     11,831   $     78,337
                                                           ------------   ------------   ------------   ------------   ------------
Preferred dividend requirements                            $          0   $          0   $          0   $          0   $          0
                                                           ------------   ------------   ------------   ------------   ------------
Ratio of pre-tax income to net income                              1.25           2.11           1.31           0.38           1.50
                                                           ------------   ------------   ------------   ------------   ------------
Preferred dividend factor                                  $          0   $          0   $          0   $          0   $          0
Total fixed charges                                              14,174         14,606         13,423         10,813         11,886
                                                           ------------   ------------   ------------   ------------   ------------
Total fixed charges and preferred dividends                $     14,174   $     14,606   $     13,423   $     10,813   $     11,886
                                                           ------------   ------------   ------------   ------------   ------------
Ratio of earnings to fixed charges                                (0.59)         (0.56)         (3.12)          1.09           6.59
                                                           ------------   ------------   ------------   ------------   ------------
Ratio of earnings to combined fixed charges and
   preferred dividends                                            (0.59)         (0.56)         (3.12)          1.09           6.59
                                                           ------------   ------------   ------------   ------------   ------------
Deficiency in ratio                                              22,499         22,806         55,288
                                                           ============   ============   ============
Deficiency in combined ratio                                     22,499         22,806         55,288
                                                           ============   ============   ============

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